UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  April 2, 2019

Midland States Bancorp, Inc.

(Exact Name of Registrant as Specified in Charter)

Illinois	001-35272	37-1233196
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1201 Network Centre Drive
Effingham, Illinois 62401
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (217) 342-7321

N/A
(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b— 2 of the Securities Exchange Act of 1934 (§ 240.12b—2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02.                                        Unregistered Sales of Equity Securities.

As previously disclosed, on April 2, 2019, Midland States Bancorp, Inc., an Illinois corporation (the “Company”), and its wholly owned merger subsidiary entered into an Agreement and Plan of Merger (the “Agreement”) with HomeStar Financial Group, Inc., a Delaware corporation (“HomeStar”), which is the holding company of HomeStar Bank and Financial Services.  Under the Agreement, and subject to the terms and conditions set forth therein, HomeStar will merge with and into the Company’s merger subsidiary (the “Merger”), and thereby become a wholly owned subsidiary of the Company.

In the Merger, HomeStar’s stockholders will be entitled to receive (i) up to an aggregate of 405,000 shares of the Company’s common stock, par value $0.01 per share (“Common Stock”), which amount is subject to downward adjustment to the extent HomeStar’s adjusted shareholders’ equity prior to completion of the Merger, as calculated pursuant to the Agreement (“Adjusted Equity”), is less than $10.4 million, and (ii) an amount in cash equal to the amount, if any, by which HomeStar’s Adjusted Equity exceeds $10.4 million.  The shares of Common Stock to be issued in connection with the Merger are expected to be issued in reliance upon the exemptions from registration afforded by Section 4(a)(2) and Rule 506(b) under the Securities Act of 1933, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 8, 2019	MIDLAND STATES BANCORP, INC.

	By:	/s/ Douglas J. Tucker
	Name:	Douglas J. Tucker
	Title:	Senior Vice President and Corporate Counsel